Exhibit 5.1

30 October 2009

Golden Green Enterprises Limited No. 69 Haulibei Street Longhai Middle Road Henan, People’s Republic of China	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	2842 9530 Richard.Hall@conyersdillandpearman.com M#892799/D#302733

Dear Sirs,

Golden Green Enterprises Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the Company’s registration statement on form F-1 (the “Registration Statement”) originally filed with the United States Securities and Exchange Commission (the “Commission”) on 15 September 2009 for the registration by the Company of (i) ordinary shares (the “Initial Ordinary Shares”) of no par value (the “Ordinary Shares”), (ii) underwriter representative warrants to purchase Ordinary Shares (the “Warrants”), and (iii) Ordinary Shares underlying the Warrants (the “Warrant Shares” and collectively with the Initial Ordinary Shares and the Warrants, the “Securities”).

For the purposes of giving this opinion, we have examined copies of the following documents:

(a)	the Registration Statement filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the Commission, as amended; and

(b)	the form of the Warrants to be issued by the Company.

The documents listed in items (a) through (b) are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

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Golden Green Enterprises Limited
30 October 2009

We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs on 29 September 2009 (the “Constitutional Documents”), a form of the written resolutions passed by all the directors of the Company on 15 September 2009 (the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Corporate Affairs in relation to the Company on 28 October 2009 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery of the Documents by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein; (h) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (i) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Warrants, which are expressed to be governed by such Foreign Laws, in accordance with their respective terms; and (j) that on the date of the execution of the Documents and the issue of the Securities represented thereby the Company is, and after the execution of the Documents and the issue of the Securities represented thereby will be, able to pay its liabilities as they become due.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c)  will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction.

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Golden Green Enterprises Limited
30 October 2009

“Non-assessability” is not a legal concept under British Virgin Islands law, but when we describe the Ordinary Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the memorandum and articles of association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement, and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.
When issued and paid for in the manner described in the Registration Statement the Initial Ordinary Shares will be validly issued, fully paid and non-assessable.  When issued in the manner described in the Registration Statement the Warrants will be validly issued.  When issued and paid for upon the exercise of the Warrants in the manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

3.	When duly executed and delivered by or on behalf of the Company, the Documents will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

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Golden Green Enterprises Limited
30 October 2009

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference of our name under the headings of “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

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